Garry Biles

October 16, 2014

Board of Directors
Santa Fe Gold Corporation

VIA: EMAIL

Attn: Jakes Jordaan, Director (jakes@jordaanlaw.com)
Erich Hofer (ehofer@santafegoldcorp.com)
Frank Muller, Interim CFO (fmueller@santafegoldcorp.com)

Re: Resignation

Gentlemen:

My appointment as Chief Operating Officer of Santa Fe Gold Corporation was contemplated in the Share Exchange Agreement dated July 15, 2014, by and between Santa Fe Gold Corporation and Canarc Resource Corp., which expired on October 15, 2014.

Accordingly, my resignation is effective immediately with the expiry of the Share Exchange Agreement.

Respectfully,

Garry Biles